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                                                                      Exhibit 12

                   GTE CALIFORNIA INCORPORATED AND SUBSIDIARY
        Statement of the Consolidated Ratio of Earnings to Fixed Charges
                                  (Unaudited)
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(Dollars in Millions)                                                                             Six Months Ended
                                                                                                    June 30, 1999
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Net earnings available for fixed charges:
  Income from continuing operations                                                                    $ 343.1
  Add  - Income taxes                                                                                    235.1
       - Fixed charges                                                                                    75.1
                                                                                                       -------
Adjusted earnings                                                                                      $ 653.3
                                                                                                       =======
Fixed charges:
  Interest expense                                                                                      $ 71.5
  Portion of rent expense representing interest                                                            3.6
                                                                                                       -------
Adjusted fixed charges                                                                                  $ 75.1
                                                                                                       =======
RATIO OF EARNINGS TO FIXED CHARGES                                                                        8.70

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